Exhibit 10.1

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of March 1, 2013 (“Effective Date”), by and between RED LION HOTELS CORPORATION, a Washington corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).
RECITALS
WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Amended and Restated Credit Agreement between Borrower and Bank dated as of September 12, 2011, as amended from time to time (the “Credit Agreement”).
WHEREAS, pursuant to the Credit Agreement, Borrower remains indebted to Bank under a line of credit in the maximum principal amount of Ten Million Dollars ($10,000,000.00) (the “Line of Credit”), which is evidenced by that certain Revolving Line of Credit Note dated September 12, 2011, as modified. The Line of Credit matures and becomes due and payable in full on March 31, 2013. The Line of Credit will be extended under this Amendment.
WHEREAS, pursuant to the Credit Agreement, Borrower remains indebted to Bank under a term loan in the original principal amount of Thirty Million Dollars ($30,000,000.00) (the “Term Loan”) which is evidenced by that certain Term Note dated as of September 12, 2011, as modified. The outstanding principal balance on the Term Loan as of March 1, 2013 is Nine Million Eight Hundred Thousand Dollars ($9,800,000.00). The Term Loan matures and becomes due and payable in full on March 31, 2013. The Term Loan will be will be extended under this Amendment.
WHEREAS, Borrower has requested that Bank extend the maturity dates of the Line of Credit and the Term Loan to June 30, 2013, and the Bank and Borrower have agreed to amend the Credit Agreement to reflect such extension.
NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:
1.    Section 1.1(a) is hereby deleted in its entirety, and the following substituted therefor:
“SECTION 1.1.    LINE OF CREDIT.
(a)    Line of Credit. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including June 30, 2013, not to exceed at any time the aggregate principal amount of Ten Million Dollars ($10,000,000.00) (“Line of Credit”), the proceeds of which shall be used (i) to provide working capital for the Borrower and its Subsidiaries, (ii) to fund maintenance capital expenditures on properties owned or leased by the Borrower and its Subsidiaries, and (iii) for general corporate purposes of the Borrower. Borrower's obligation to repay advances under the Line of Credit shall be evidenced by a promissory note dated as of September 12, 2011, as modified (“Line of Credit Note”), all terms of which are incorporated herein by this reference.”
2.    The modifications set forth in this Amendment shall become effective as of the Effective Date, upon Borrower fulfilling the following conditions to Bank’s satisfaction:
(a)Bank shall have received, in form and substance satisfactory to Bank, each of the following, dully executed:

(i)	This Amendment;

(ii)	Second Modification to Line of Credit Note;

(iii)	Second Modification to Term Note;

(iv)	Guarantors’ Consent and Reaffirmation attached hereto; and

(v)	Such other documents as Bank may require under any other section of this Amendment;
(b)There shall not exist any Event of Default under the Credit Agreement or any other Loan Document;
(c)All representations and warranties of the Borrower contained in the Credit Agreement or otherwise made in writing in connection therewith or herewith shall be true and correct and in all material respects have the same effect as though such representations and warranties had been made on and as of the date of this Amendment; and
(d)Bank shall have received such other approvals, opinions, documents or materials as Bank may reasonably request.
3.    Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.
4.    Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein as modified by this Amendment. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.
ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.
WELLS FARGO BANK,
RED LION HOTELS CORPORATION    NATIONAL ASSOCIATION

By: /s/ Jon E. Eliassen    By: /s/ Daniel Adams
Title: President and Chief Executive Officer    Title: Vice President
GUARANTORS' CONSENT AND REAFFIRMATION
Each of the undersigned guarantors of all indebtedness of RED LION HOTELS CORPORATION to WELLS FARGO BANK, NATIONAL ASSOCIATION hereby: (i) consents to the foregoing Amendment; (ii) reaffirms its obligations under its Amended and Restated Continuing Guaranty; (iii) reaffirms its waivers of each and every one of the defenses to such obligations as set forth in its Amended and Restated Continuing Guaranty; and (iv) reaffirms that its obligations under its Amended and Restated Continuing Guaranty are separate and distinct from the obligations of any other party under said Amendment and the other Loan Documents described therein.
RED LION HOTELS FRANCHISING, INC.,
a Washington corporation
By:    /s/ Jon E. Eliassen
    Name: Jon E. Eliassen
    Title: President and Chief Executive Officer
RED LION HOTELS MANAGEMENT, INC.,
a Washington corporation
By:    /s/ Jon E. Eliassen
    Name: Jon E. Eliassen
    Title: President and Chief Executive Officer
RED LION HOTELS HOLDINGS, INC.,
a Delaware corporation
By:    /s/ Jon E. Eliassen
    Name: Jon E. Eliassen
    Title: President and Chief Executive Officer
RED LION HOTELS LIMITED PARTNERSHIP,
a Delaware limited partnership
By: RED LION HOTELS CORPORATION, its General Partner
By:    /s/ Jon E. Eliassen
    Name: Jon E. Eliassen
    Title: President and Chief Executive Officer

THIRD AMENDMENT TO AMENDED AND    -1-
RESTATED CREDIT AGREEMENT